UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

First Solar, Inc. (“First Solar”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2015. A description of each matter voted upon at the Annual Meeting is described in detail in First Solar’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2015. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: To elect the following eleven nominees to First Solar’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael J. Ahearn	70,541,691	2,430,555	12,682,838
Sharon L. Allen	70,759,594	2,212,652	12,682,838
Richard D. Chapman	70,119,048	2,853,198	12,682,838
George A. Hambro	70,621,635	2,350,611	12,682,838
James A. Hughes	70,632,928	2,339,318	12,682,838
Craig Kennedy	70,759,815	2,212,431	12,682,838
James F. Nolan	70,581,890	2,390,356	12,682,838
William J. Post	70,192,536	2,779,710	12,682,838
J. Thomas Presby	57,619,423	15,352,823	12,682,838
Paul H. Stebbins	53,362,739	19,609,507	12,682,838
Michael Sweeney	57,609,930	15,362,316	12,682,838

Proposal 2: To ratify the appointment of PricewaterhouseCoopers, LLP as First Solar’s independent registered public accounting firm for the year ending December 31, 2015:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
84,557,596	990,812	106,676	—

Proposal 3: Approval of the adoption of the First Solar, Inc. 2015 Omnibus Incentive Compensation Plan:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
61,906,387	10,972,694	93,165	12,682,838

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: May 21, 2015	By:	/s/	PAUL KALETA
	Name:		Paul Kaleta
	Title:		Executive Vice President, General Counsel